UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 14a-12

Meridian Bioscience, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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3471 River Hills Drive

Cincinnati, Ohio 45244

www.meridianbioscience.com

Supplement dated December 30, 2020 to the Proxy Statement

for the

Annual Meeting of Shareholders to be Held on January 27, 2021

This supplement to the proxy statement (the “Supplement”) for the Annual Meeting of Shareholders (the “Annual Meeting”) of Meridian Bioscience, Inc. (the “Company”) is dated December 30, 2020, and supplements the Notice of Annual Meeting of Shareholders and Proxy Statement (the “Proxy Statement”) of the Company filed with the Securities and Exchange Commission (the “SEC”) on December 16, 2020.

This Supplement is being filed with the SEC and being made available to shareholders on December 30, 2020. The information in this Supplement is in addition to the information provided by the Proxy Statement, and except for the changes herein, this Supplement does not modify any other information set forth in the Proxy Statement. THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Removal of Proposal 2 from Shareholder Consideration

On December 30, 2020, the Company filed a Current Report on Form 8-K announcing that the Audit Committee (the “Audit Committee”) of its Board of Directors (the “Board”) had dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm effective as of December 22, 2020, and on December 22, 2020, engaged Ernst & Young LLP (“EY”) to serve as the independent registered public accounting firm for the Company.

As a result of the change of independent registered public accounting firm, the Board has determined to withdraw Proposal 2 from the shareholder vote at the Annual Meeting. Proposal 2 requests shareholder ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021. The Company does not intend to submit at the Annual Meeting any other proposal for ratification of the appointment of its independent registered public accounting firm.

As a result of the removal of Proposal 2, the Company notes the following important matters regarding voting:

•	proxy cards or voting instructions previously received and providing directions for the voting on Proposal 1 (Election of Directors) will remain valid and in effect, and will be voted as directed;

•	proxy cards or voting instructions previously received and providing directions for the voting on Proposal 2 will not be voted on Proposal 2;

•

proxy cards or voting instructions previously received and providing directions for the voting on Proposal 3 (Approval of 2021 Omnibus Award Plan) will remain valid and in effect, and will be voted as directed;

•

proxy cards or voting instructions previously received and providing directions for the voting on Proposal 4 (Approval of Named Executive Officer Compensation) will remain valid and in effect, and will be voted as directed;

•	the Company will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions solely as a result of the removal of Proposal 2; and

•

if you already submitted a proxy card or voting instructions, you do not need to resubmit a proxy card or voting instructions with different directions, unless you wish to change the votes you previously cast on Proposals 1, 3 and/or 4.

Supplemental Disclosure for the Proxy Statement

The Company is providing the following information to shareholders as supplemental disclosure to the Proxy Statement, which has been reported by the Company in a Current Report on Form 8-K that was filed with the SEC on December 30, 2020.

On December 22, 2020, the Audit Committee decided that, effective immediately, it would dismiss Grant Thornton as the Company’s independent registered public accounting firm. On December 22, 2020, the Audit Committee engaged EY as its independent registered public accounting firm for the fiscal year ending September 30, 2021. As a result of the engagement of EY, the Company no longer expects that representatives of Grant Thornton will attend the Annual Meeting.

The reports of Grant Thornton on the Company’s consolidated financial statements for the fiscal years ended September 30, 2020 and 2019 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended September 30, 2020 and 2019, and the subsequent interim period through December 22, 2020, the Company has not had any disagreements with Grant Thornton on any matter of accounting principles or practices, consolidated financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference thereto in their reports on the Company’s consolidated financial statements for such years.

During the fiscal years ended September 30, 2020 and 2019, and the subsequent interim period through December 22, 2020, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended September 30, 2020 and 2019, and through the effective date of their engagement, the Company did not consult with EY regarding (a) the application of accounting principles to a specified transaction, either completed or proposed or (b) the type of audit opinion that might be rendered on the Company’s consolidated financial statements, in either case where a written report was provided to the Company or oral advice provided that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues. Additionally, during the fiscal years ended September 30, 2020 and 2019, and through the effective date of their engagement, the Company did not consult with EY regarding any other matter that was either the subject of a disagreement between the Company and its former auditor or was a reportable event (as described in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Annual Meeting, the Company previously filed its Proxy Statement with the SEC and made available the Proxy Statement, proxy card and documents incorporated by reference to the Company’s shareholders on December 16, 2020. Before making any voting decision, you are urged to read the Proxy Statement, including the documents incorporated by reference, and all related proxy materials carefully. Copies of the Proxy Statement, the documents incorporated by reference and all other proxy materials are available at www.proxyvote.com.

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings over the Internet at the SEC’s website at www.sec.gov. You may also access annual, quarterly and current reports, proxy statements and other information the Company files with the SEC on the Company’s website at www.meridianbioscience.com.

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